UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

Mondo Acquisition III, Inc.
(Name of Registrant As Specified In Charter)
______________________________

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Mondo Acquisition III, Inc.
Yangdai Village, Chendai County
Jinjiang City, Fujian Province
People’s Republic of China

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on March 19, 2010 (the “Record Date”), of shares of the common stock with voting power of Mondo Acquisition III, Inc., a Delaware corporation (the “Company”), that our Board of Directors and a majority shareholder of approximately 63% of our capital stock with voting power as of the Record Date have given written consent as of March 12, 2010, to approve the following:

To amend the Company’s Articles of Incorporation to change the Company’s name to “China Sports Holding Company Limited.”

These actions were approved on March 12, 2010, by our Board of Directors and a shareholder who holds a majority of our issued and outstanding voting securities.  We anticipate an effective date of April 19, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Delaware General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the DGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about March 30, 2010.

Please feel free to call us at +86 (151) 1249-4568 should you have any questions on the enclosed Information Statement.

Date: March 19, 2010	For the Board of Directors of Mondo Acquisition III, Inc.

	By:	/s/ Mendoza Anding Lin
Mendoza Anding Lin
President, CEO and Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Mondo Acquisition III, Inc.
Yangdai Village, Chendai County
Jinjiang City, Fujian Province
People’s Republic of China

INFORMATION STATEMENT
(Preliminary)

March 19, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share, of Mondo Acquisition III, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about March 12, 2010, the Company received written consents in lieu of a meeting of stockholders from a shareholder of 6,300,000 voting shares representing approximately 63% of the total voting stock of the Company to amend the Company’s Articles of Incorporation to change the Company’s name to “China Sports Holding Company Limited.” Accordingly, your consent is not required and is not being solicited in connection with the approval.

On March 12, 2010, the Board approved the above actions.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Delaware, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date, the Company had 40,000,000 authorized common stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 10,000,000 shares of common stock are issued and outstanding and no shares of preferred stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote on each matter which may come before a meeting of the shareholders.

The DGCL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the DGCL, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 10,000,000 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting stockholder is the record and beneficial owner of a total of 6,300,000 shares of common stock, which represent approximately 63% of the total number of voting shares. The consenting stockholder voted in favor of the actions described herein in a written consent, dated March 12, 2010. No consideration was paid for the consent. The consenting stockholder’ name, affiliation with the Company and beneficial holding are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Mendoza Anding Lin	President	6,300,000	63%
Total		6,300,000	63%

ACTION: TO CHANGE THE COMPANY’S NAME TO
“CHINA SPORTS HOLDING COMPANY LIMITED”

On February 12, 2010, the Company and its stockholders entered into a Share Exchange Agreement (the “Exchange Agreement”) with Kobe Sport (International) Company Limited, a British Virgin Islands company with limited liability (“Kobe Sport”), and the shareholders of Kobe Sport (the “Kobe Sport Shareholders”).  Pursuant to the Exchange Agreement, the Company acquired all of the outstanding shares (the “Interests”) of Kobe Sport from the Kobe Sport Shareholders; and the Kobe Sport Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Kobe Sport Shareholders, their designees or assigns, 9,000,000 shares or 90% of our common stock issued and outstanding after the closing of the Exchange Agreement (the “Share Exchange”). Therefore, Kobe Sport became a wholly owned subsidiary of the Company and Kobe Sport’s business became our main business operations.

Kobe Sport operates its business through its 94% subsidiary in the PRC, Fujian Jinjiang Hengfeng Shoes & Garments Co., Ltd. (“Hengfeng”), which is engaged in the production and distribution of sports shoes, sports wears and sports accessories in the PRC. At the end of 2009, Hengfeng had a total of 869 retail stores, which are all franchised. It focuses on second and third-tier cities with trendy consumers and professional athletes. The targeted customers are people between 15-45 years old.  We are most successful marketing toward secondary school and university students that have a taste for fashion and those middle-aged individuals that have a high purchase ability and preference for quality. Our products are affordably priced for professionals and functional sporting goods with high technical content.

Following the Share Exchange, on March 12, 2010, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name to “China Sports Holding Company Limited” to more accurately reflect our business operations as described above and on the current report Form 8-K filed on February 12, 2010. The majority stockholder approved the Restated Articles pursuant to a written consent dated as of March 12, 2010.

We intend to file the Restated Articles with the Secretary of the State of Delaware promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our majority stockholder, the Restated Articles will become effective upon their filing with the Secretary of State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on March 19, 2010 upon closing of the Share Exchange, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

As of the date of filing, we have 10,000,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class (3)
Mendoza Anding Lin (4)	6,300,000	63%
Worldluck Holdings Limited (5)	1,800,000	18%
Qionglin Lin	0	0
Aling Lin	0	0
Tommy Lo (6)	0	0
All Executive Officers and Directors as a group (4 persons)	6,300,000	63%

(1)
Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.

(2)	Except as otherwise stated, the address is Yangdai Village, Chendai County, Jinjiang City, Fujian Province, People’s Republic of China.

(3)
Applicable percentage of ownership is based on 10,000,000 shares of common stock issued and outstanding after the Share Exchanges. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Common stock subject to securities exercisable for or convertible into common stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)	All 6,300,000 shares were issued to Mr. Lin pursuant to the Exchange Agreement at the closing of the Share Exchange.

(5)
All 1,800,000 shares were issued to Worldluck Holdings Limited (“Worldluck”) pursuant to the Exchange Agreement at the closing of the Share Exchange. Yan Sui William Hui is the sole director of Worldluck and therefore has voting and control power over the shares held by Worldluck.

(6)
Mr. Lo serves as Chief Financial Officer of Hengfeng in connection with the reverse acquisition process pursuant to certain Financial Advisor Agreement between Hengfeng and TimeRich Capital Consulting Limited where Mr. Lo is the Director, dated November 1, 2009. Mr. Lo previously received 100,000 HK dollars as compensation and shall receive certain amount of shares from the public company equal to 700,000 HK dollars.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Delaware General Corporation Law, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 19, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 19, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about March 30, 2010 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: March 19, 2010	For the Board of Directors of Mondo Acquisition III, Inc.

	By:	/s/ Mendoza Anding Lin
Mendoza Anding Lin
President, CEO and Chairman